Exhibit 99.1

ECHO GLOBAL LOGISTICS TO ACQUIRE COMMAND TRANSPORTATION

Acquiring Highly Complementary Business of Command Transportation to Create Industry Leading Third Party Logistics and Multimodal Transportation Services Provider

Transaction to Increase Scale and Add Density to National Footprint, Positioning Echo Global Logistics to Better Serve the Truckload Brokerage Market

$420 Million Purchase Price for Command Transportation,
Which Had $561 Million in 2014 Revenue

CHICAGO and SKOKIE, IL, APRIL 21, 2015 — Echo Global Logistics (NASDAQ: ECHO) (“Echo” or the “Company”) today announced that it has entered into a definitive agreement to acquire Command Transportation, LLC (“Command”), one of the largest privately held truckload (“TL”) brokers and non-asset based transportation providers in the United States. Echo will acquire all of the outstanding membership units of Command for approximately $420 million, subject to post-closing adjustments for working capital and cash. $25 million of the purchase price will be paid in the form of Echo common and restricted stock. Command had 2014 revenue of $561 million and ranked #8 on Transport Topics’ Top 25 Brokerages in 2015. Command is headquartered in Skokie, IL, with satellite locations in Houston, St. Louis, and Kansas City.

Echo has obtained commitments from Morgan Stanley, Credit Suisse and PNC of up to $500 million to fund the purchase price of the transaction and for general corporate purposes. Echo’s obligation to consummate the transaction is not subject to any condition related to the availability of financing.

By bringing together the strengths of Echo and Command, this transaction will create a leading provider of technology-enabled transportation management solutions with enhanced scale in the TL market. In 2014, Echo and Command had combined revenue of $1,734 million. In addition, upon completion of the transaction, the combined company will have more than 1,680 sales representatives in 34 offices across the United States and an expansive nationwide carrier network of truckload carriers. The combined company will be able to offer greater capacity and a broader network to both transactional and Managed Transportation clients, as well as a broader suite of services for both companies’ existing clients.

Doug Waggoner, Chief Executive Officer of Echo, said, “Since the founding of Echo in 2005, we have achieved remarkable growth and become a best-in-class transportation solutions provider by focusing on superior technology and exceptional service across all modes of transportation. Through this highly complementary combination, we are taking the next step in our evolution to create a stronger company that we believe is even better positioned for long-term success. We believe the combined company’s expanded platform will create immediate and substantial value for stockholders, as well as for clients, carriers and employees.”

Waggoner continued, “Together with Command, we will significantly enhance our national scale and density in the highly fragmented TL market. We will also leverage the unique technology of both companies to continue offering best-in-class services and comprehensive solutions that make our companies the provider of choice for our respective clients. Importantly, as we merge our cultures together, we will be supported by the industry’s most talented transportation professionals, and the combination will provide greater career development and advancement opportunities for employees. This transaction is about growth for our company, our clients and our people. We look forward to working closely with Paul Loeb, Chief Executive Officer of Command, who will be joining the Echo Board of Directors in connection with the closing of the transaction, and to welcoming the entire Command team to Echo as we continue our mission of taking the ‘complicated’ out of transportation management.”

Loeb said, “This is an exciting step forward for Command’s clients and employees. This combination is a logical and compelling way to provide our clients with an expanded carrier network, multi-modal solutions, and a robust platform to provide managed transportation services. Importantly, we are joining a strong organization that shares our commitment to excellence, innovation and best-in-class client service. I look forward to working together with Doug and the Echo team to achieve a seamless combination while driving the continued growth of our combined businesses.”

Compelling Strategic Rationale for the Acquisition

•                  Critical Scale Enhances Leading Market Position: Command brings to Echo increased TL network density with a highly complementary TL network. Command’s significant relationships and capabilities in TL will allow the combined company to offer greater capacity and a broader network to both transactional and Managed Transportation clients. While both companies provide TL services nationally, Command’s network is more focused in the Eastern and Southeastern regions of the U.S. and Echo’s network is more focused west of the Mississippi River. The complementary nature of each company’s network will create greater national coverage which will benefit the clients of the combined business. Echo and Command have limited customer overlap.

•                  Experienced Workforce and Aligned Management: This transaction brings together two of the strongest leadership teams in the industry, with more than 150 years of combined experience and a commitment to driving deep client and carrier relationships. The combined company will have a best-in-class sales force with common goals focused on customer service and maintaining high standards. Importantly, the strategic nature of the transaction is expected to provide new opportunities for growth and career advancement for employees of the combined company.

•                  Technology Leadership: The transaction will combine industry-leading proprietary technology platforms that include Echo’s breadth and multimodal capabilities with Command’s customized and proprietary TL platforms and expertise. Echo will integrate some of Command’s technology into its platform, and Command will migrate to the Echo platform over time.

•                  Seamless Integration: Echo and Command share a young, energetic and collegial atmosphere and a strong customer and carrier-centric culture. Echo and Command expect that their common cultures, similar processes and business models, and headquarters in Chicago will allow for a seamless integration. Further, the Echo management team has significant experience successfully integrating acquisitions.

•                  Accretive Financially: Following the completion of the transaction, Echo expects to have a strong financial profile with a solid balance sheet, enhanced cash flow and significant growth prospects. Echo will have the ability to realize revenue, cost, operational and purchasing power synergies. In addition, an expanded customer base will provide significant cross-selling opportunities, while the talent acquired, including a long-tenured sales force, will further drive increased revenue. Echo expects that the transaction will be accretive to earnings per share.

Brand, Headquarters and Leadership

Following the transaction, Command will be a wholly-owned subsidiary of Echo, and the combined company will be called Echo and remain headquartered in Chicago, Illinois. Both Echo and Command are currently headquartered in the Chicago area.

Both companies have highly experienced leadership teams that are leaders in the technology enabled transportation management industry. Upon completion of the transaction, Doug Waggoner will continue as Chief Executive Officer of Echo. In addition, in connection with the closing of the transaction, Paul Loeb will be appointed to the Echo Board of Directors, and the Echo Board will be expanded to seven directors. The combined company will have the depth of leadership, industry knowledge and operating experience necessary to advance Echo to the next level of success.

Approvals

The transaction is expected to close in the second quarter of 2015 and is subject to, among other things, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Echo and Winston & Strawn LLP is serving as its legal advisor. Much Shelist, P.C. is serving as Command’s legal advisor.

Echo First Quarter 2015 Financial Results

Also on April 21, 2015, Echo separately announced its first quarter 2015 financial results.

Conference Call and Webcast

A conference call, with accompanying presentation slides, will be broadcast live on April 21, 2015 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, President and Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services. Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve its clients’ transportation and supply chain management needs.

Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

About Command

Command is a leader in the logistics industry and is ranked within the nation’s Top 25 Freight Brokerage Firms. With over 550 employees, the company is headquartered in Skokie IL, with satellite locations in Houston, St. Louis, and Kansas City.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause Echo’s actual results, performance or achievements to differ materially from the statements contained in this release. For a discussion of important factors that could affect Echo’s actual results, please refer to Echo’s SEC filings, including the “Risk Factors” section of Echo’s Form 10-K for the year ended December 31, 2014 filed with the SEC.

CONTACTS:

Echo Global Logistics

Kyle Sauers, Chief Financial Officer, (312) 784-7695
Zach Jecklin, Director of Finance, (312) 784-2046

MEDIA CONTACT:

Andrew Siegel / Nicholas Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449